EXHIBIT 8.1

List of Subsidiaries of Embraer - Empresa Brasileira de Aeronáutica S.A.

Name	Jurisdiction of Incorporation
Embraer Aircraft Holding, Inc – EAH	Delaware, U.S.A.

Embraer Aircraft Customer Services, Inc. – EACS	Florida, U.S.A.

Embraer Aircraft Maintenance Services, Inc. – EAMS	Delaware, U.S.A.

Embraer Services, Inc. – ESI	Delaware, U.S.A.

Embraer Executive Jet Services, LLC – EEJS	Delaware, U.S.A.

Embraer Executive Aircraft, Inc. – EEA	Delaware, U.S.A.

Embraer Training Services, LLC – ETS	Delaware, U.S.A.

Embraer Credit Ltd. – ECL	Delaware, U.S.A.

Embraer Representations, LLC – ERL	Delaware, U.S.A.

Aero Seating Technologies, LLC	Delaware, U.S.A.

Embraer CAE Training Services, LLC – ECTS	Delaware, U.S.A.

Indústria Aeronáutica Neiva Ltda.	Brazil

ELEB Equipamentos Ltda.	Brazil

Embraer GPX Ltda	Brazil

ECC do Brasil Cia de Seguros	Brazil

Embraer Defesa e Segurança Participações S.A.	Brazil

Embraer Engineering & Technology Center USA, Inc.	Delaware, U.S.A.

Atech Negócios em Tecnologia S.A.	Brazil

Orbisat Indústria e Aerolevantamento S.A.	Brazil

Harpia Sistemas S.A.	Brazil

AEL Sistemas S.A.	Brazil

Embraer Merco S/A – EMS	Uruguay

Embraer Aviation Europe SAS – EAE	France

Embraer Aviation International SAS – EAI	France

Embraer Europe SARL – EES	France

Embraer Australia Pty Ltd. – EAL	Australia

EZ Air Interior Limited	Ireland

Harbin Embraer Aircraft Industry Company, Ltd. – HEAI	China

Embraer (China) Aicraft Technical Services Co., Ltd – ECA	China

Embraer Spain Holding Co., SL – ESH	Spain

Embraer Cataluña, S.L. – ECAT	Spain

ECC Investment Switzerland AG	Switzerland

ECC Insurance & Financial Company Ltd.	Cayman Islands, BWI

Embraer Finance Ltd. – EFL	Cayman Islands, BWI

Embraer Overseas Limited	Cayman Islands, BWI

Listral Estruturas Aeronáuticas S.A.	Portugal

Embraer Portugal – SGPS, S.A.	Portugal

Embraer Portugal Estruturas Metálicas S.A.	Portugal

Embraer Portugal Estruturas em Compósito S.A.	Portugal

Air Holding SGPS, S.A.	Portugal

OGMA – Ind. Aeronáutica de Portugal S.A.	Portugal

ECC Leasing Company Ltd.	Ireland

Embraer Asia Pacific Pte-Limited – EAP	Singapore

Embraer CAE Training Services (UK) Ltd. – ECTS	United Kingdom

Embraer Netherlands B.V. – ENL	Netherlands

Savis Tecnologia e Sistemas S.A.	Brazil

Visiona Tecnologia Espacial S.A.	Brazil